Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Third Century Bancorp (the “Company”) of our report dated January 28, 2005, on our audits of the consolidated financial statements of the Company as of December 31, 2004 and 2003, and for the two years then ended, which report is incorporated by reference in the Company’s Annual Report on Form 10-KSB.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
July 25, 2005